FRIEDMAN
ALPREN &
GREEN LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


1700 BROADWAY
NEW YORK, NY 10019
212-582-1600
FAX 212-265-4761
www.nyccpas.com



                                           January 22, 2002



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

         We have read and agreed with the comments in Item 4 of the Form 8-K as filed on or about January 22, 2002 by our former client, The Players Network (Commission File Number 0-29363).


                                                Very truly yours,

                                                /s/ Friedman Alpern & Green LLP

                                                Friedman Alpren & Green LLP